                                                                     EXHIBIT 1.1

                                                                           DRAFT
                                                                        10/22/97

                                3,200,000 Shares

                          RENAISSANCERE HOLDINGS LTD.

                              (a Bermuda company)

                                 Common Shares

                          (Par Value $1.00 Per Share)

                            U.S. PURCHASE AGREEMENT
                            -----------------------

                                                               November __, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT ALEX. BROWN INCORPORATED
LEHMAN BROTHERS INC.
SALOMON BROTHERS INC
  as U.S. Representatives of the
  several U.S. Underwriters
c/o MERRILL LYNCH & CO.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
 Merrill Lynch World Headquarters
 North Tower
 World Financial Center
 New York, New York 10281-1305

Dear Ladies and Gentlemen:

          RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), and the shareholders of the Company named in Schedule C hereto (the "Selling Shareholders") confirm their agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), BT Alex. Brown Incorporated ("Alex. Brown"), Lehman Brothers Inc. ("Lehman"), Salomon Brothers Inc ("Salomon"), and each of the other underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Alex. Brown, Lehman and Salomon are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the sale by the Selling Shareholders, acting severally and not jointly, of an aggregate of 3,200,000 common shares, par value $1.00 per share (the "Common Shares"), of the Company, including the Common Shares to be issued in the Conversion (as defined in Section 3(k) hereof), and the purchase by the U.S. Underwriters, acting severally and not jointly, of
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                                                                               2


the respective numbers of Common Shares set forth in Schedule A hereto (the "Initial U.S. Securities"), and with respect to the grant by the Selling Shareholders indicated on Schedule C hereto, acting severally and not jointly, to the U.S. Underwriters of the option described in Section 2(b) to purchase all or any part of 480,000 additional Common Shares (the "Option U.S. Securities") to cover over-allotments, if any. The Initial U.S. Securities and the Option U.S. Securities to be purchased by the U.S. Underwriters are, including the Common Shares to be issued in the Conversion (as defined in Section 3(k) hereof), hereinafter called the "U.S. Securities."

          The Company and the Selling Shareholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

          It is understood and agreed by all parties that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the sale by the Selling Shareholders of 800,000 Common Shares (the "Initial International Securities") through arrangements with certain managing underwriters outside the United States and Canada (the "Managers") for whom Merrill Lynch International ("Merrill Lynch International"), BT Alex. Brown International, division of Bankers Trust International PLC, Lehman Brothers International (Europe) and Salomon Brothers International Limited are acting as lead managers (the "Lead Managers") and the grant by the Selling Shareholders indicated on Schedule C thereto to the Managers of an option to purchase all or any part of 120,000 additional Common Shares in the aggregate (the "Option International Securities") to cover over-allotments, if any, of the Initial International Securities. The Initial International Securities and the Option International Securities, including the Common Shares to be issued in the Conversion (as defined in Section 3(k) hereof), are hereinafter called the "International Securities". The U.S. Securities and the International Securities, collectively, are hereinafter called the "Securities".

          The Company and the Selling Shareholders understand that the U.S. Underwriters and the Managers (collectively, the "Underwriters") will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-_____) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement and the International Purchase Agreement (collectively, the "Purchase

Agreements"), the Company will, in connection with the offering of each of the U.S. Securities and the International Securities, either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule
434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term
Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any prospectus or in any Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule
434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished to the U.S. Underwriters for use in connection with the offering of the U.S. Securities is herein called the "U.S. Prospectus" and the final prospectus, in the form first furnished to the Managers for use in connection with the International Securities, is herein called the "International Prospectus", and the U.S. Prospectus and the International Prospectus are hereinafter called, collectively, the "Prospectuses," and each individually, a "Prospectus." If Rule 434 is relied on, each of the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary prospectus dated __________, 1997, together with the applicable Term Sheet and all references in this Agreement and the International Purchase Agreement to the date of the U.S. Prospectus and International Prospectus, respectively, shall mean the date of such Term Sheet. The U.S. Prospectus is identical to the International Prospectus, except for the front cover page, the "Underwriting" section and the back cover page.
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                                                                               4

          SECTION 1.  REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Date of Delivery referred to in Section 2(b) and as of the Closing Time referred to in Section 2(c), and agrees with each U.S. Underwriter, as follows:

               (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time referred to in Section 2(c) (and, if any Option Securities are purchased, up to the Date of Delivery referred to below), (A) the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) neither the Prospectuses nor any amendments or supplements thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) if Rule 434 is used, the Company will comply with the requirements of Rule 434; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through Merrill Lynch or by any Manager through Merrill Lynch International, expressly for use in the Registration Statement or Prospectuses.

               Each preliminary prospectus and the Prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations. The

     Prospectuses delivered to the Underwriters for use in connection with the offering of the Securities were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and each preliminary prospectus and the Prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Registration Statement, at the date of the Registration Statement and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (iii) Ernst & Young, the accountants who audited the financial statements and related schedules as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (iv) The consolidated financial statements included in the Registration Statement and the Prospectuses, and those financial statements incorporated by reference therein, present fairly the consolidated financial position of the Company and its subsidiaries, including Renaissance Reinsurance Ltd. ("Renaissance Reinsurance"), Glencoe Insurance Ltd. ("Glencoe Insurance", together with Renaissance Reinsurance, the "Subsidiaries") and, to the extent applicable, RenaissanceRe Capital Trust, as at the dates indicated and the consolidated results of their operations for the periods specified; except as otherwise stated in the Registration Statement, such financial statements were prepared in conformity with United States generally accepted accounting principles applied on a consistent basis; and the related schedules included in the Registration Statement, or referred to therein, present fairly the information required to be stated therein.

               (v) Each of the Company and the Subsidiaries has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the "Applicable Insurance Laws"), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Applicable Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not have a material adverse effect on the financial condition, earnings or business of the Company and its Subsidiaries considered as one enterprise (a "Material Adverse Effect"), and each of the Company and the Subsidiaries maintains its books and records in accordance with the Applicable Insurance Laws, except where the failure to so maintain its books and records would not have a Material Adverse Effect.

               (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except to the extent described in the Prospectuses.

               (vii) The Company has been duly formed and is validly existing as a company in good standing under the laws of Bermuda with the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Purchase Agreements; and the Company is duly qualified as a foreign company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

               (viii) Renaissance Reinsurance and Glencoe Insurance are the only material subsidiaries of the Company. Each of the Subsidiaries has been duly formed and is validly existing as a company in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each of Renaissance Reinsurance and Glencoe Insurance has been duly authorized and validly issued and is fully paid and nonassessable. All of the shares of Renaissance Reinsurance and a majority of the shares of Glencoe Insurance are owned of record by the Company, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

               (ix) The Company had as of September 30, 1997, a duly authorized and outstanding capitalization as set forth in the Prospectuses under the caption "Capitalization."

               (x) The issued and outstanding Common Shares (including the Securities) of the Company have been (or will be) duly authorized and validly issued and are fully paid and nonassessable; the Common Shares conform (or will conform) to all statements relating thereto contained in the Prospectuses; and the Securities are not (and will not be) subject to preemptive or other similar rights, except such rights as have been duly and irrevocably waived prior to the date hereof.

               (xi) Neither the Memorandum of Association or Bye-laws of the Company, nor any schedules thereto, limit the power of the Company to convert the DVI Shares (as defined in Section 3(k)) and the DVII Shares (as defined in Section 3(k)) into full voting Common Shares of the Company, and no consents or other actions by or on behalf of the Company are required to permit the Conversion (as defined in Section 3(k)) other than those actions by the Company referred to in Section 3(k).

               (xii) Neither the Company nor any Subsidiary is in violation of its respective Memorandum of Association, Bye-laws or other governing documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, other than any such violation or default that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement, and the consummation of the transactions contemplated herein, therein and in the Registration Statement have been duly authorized by all necessary action by or on behalf of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Subsidiary is a party or by which it or either of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the Memorandum of Association, Bye-laws or other governing documents of the Company or any Subsidiary or any applicable law, administrative regulation or administrative or court decree, other than any such conflict, breach or violation that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice from any other party to any material treaty, contract, agreement or arrangement that such other party intends not to perform such treaty, contract, agreement or arrangement, and the Company and the Subsidiaries have no knowledge that any other parties to such treaties, contracts, agreements or arrangements will be unable to perform such treaty, contract, agreement or arrangement, except to the extent that the Company or any Subsidiary has made provision which it deems adequate for potential uncollectible reinsurance.

               (xiii) No labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is threatened that might reasonably be expected to have a Material Adverse Effect.

               (xiv) There is no action, suit or proceeding before or by any court or governmental agency or body (including, without limitation, any insurance regulatory agency or body), domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, considered singly or in the aggregate, might have a Material Adverse Effect, or which might prevent the consummation of this Agreement or the International Purchase Agreement; all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, considered in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any Subsidiary which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

               (xv) No filing with, or authorization, approval or consent of, any court or governmental authority or agency (including, without limitation, any insurance regulatory agency or body) is necessary in connection with the offering or sale of the Securities hereunder or under the International Purchase Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the Exchange Control Regulations promulgated pursuant to the Exchange Control Act 1972 of Bermuda or state or foreign securities laws which the Underwriters have the responsibility to obtain.

               (xvi) Each of the Company and the Subsidiaries possesses such licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies (including, without limitation, any such item from any insurance regulatory agency or body) necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect. Except as disclosed in the Registration Statement, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting (A) payment of dividends by the Company or by any Subsidiary to the Company, or (B) the continuation of the business of the Company or any Subsidiary in all material respects as presently conducted.

               (xvii) Each of the Company and the Subsidiaries has good title to all properties owned by it, in each case free and clear of all liens, encumbrances and defects except (i) as do not materially interfere with the use made and proposed to be made of such properties, (ii) as referred to in the Registration Statement (including the notes to the consolidated financial statements of the Company included therein, and including any documents incorporated by reference therein) or (iii) as could not reasonably be expected to have a Material Adverse Effect.

               (xviii)    There are no holders of securities (debt or equity) of
     the Company or the Subsidiaries, or holders of rights, options or warrants to obtain securities of the Company or the Subsidiaries, who have the right to request the Company to register securities held by them under the 1933 Act (or, subject to certain conditions, their respective transferees), except as set forth in the Registration Statement.

               (xix) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares.

               (xx) The Securities have been approved for listing on The New York Stock Exchange, Inc. (the "NYSE").

               (xxi) Neither the Company nor any Subsidiary is an "investment company" or, as of the date of this Agreement, a company "controlled" by an "investment company", which is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (xxii) This Agreement and the International Purchase Agreement have been duly executed and delivered by the Company.

          (b) Each of the Selling Shareholders, severally and not jointly, represents and warrants to each U.S. Underwriter as of the date hereof, as of the Date of Delivery referred to in Section 2(b) and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each U.S. Underwriter, as follows:

               (i) The execution, delivery and performance by such Selling Shareholder of this Agreement and the International Purchase Agreement, and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action by such Selling Shareholder and will not conflict with or constitute a breach by such Selling Shareholder of, or default by such Selling Shareholder under, (x) any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such Selling Shareholder is a party or by or to which such Selling Shareholder or any of its assets may be bound or subject and which is material to the transactions contemplated herein or therein or (y) any charter, by-law or other governing document or any law, regulation, decree, judgment or order to which such Selling Shareholder is a party or by or to which such Selling Shareholder or any of its assets may be bound or subject.

               (ii) Such Selling Shareholder has and will have at Closing Time referred to in Section 2(c) hereof good and valid title to the Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equity interest, other than pursuant to the Purchase Agreements; such Selling Shareholder has full right, power and authority to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and thereunder; and upon delivery of the Securities to be sold by such Selling Shareholder hereunder and thereunder and payment of the purchase price therefor as herein and therein contemplated, each of the U.S. Underwriters and the Managers will receive good and marketable title to its ratable share of the Securities purchased by it from such Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity interest, other than such that may attach to such Securities as a result of any contract, agreement, note, bond, judgment or any other restriction, instrument or obligation to which the several Underwriters may be a party or by which any of them or any of their properties or assets may be bound.

               (iii) No authorization, approval or consent is necessary in connection with the execution and delivery by such Selling Shareholder of this Agreement and the International Purchase Agreement and the offering, sale and delivery of the Securities to be sold by such Selling Shareholder hereunder and thereunder, except such as have been obtained and are in full force and effect and other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents which may be necessary under state or foreign securities laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD"), which the Underwriters have the responsibility to obtain; and such Selling Shareholder has the full right, power and authority to enter into this Agreement and the International Purchase Agreement, and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and thereunder.

               (iv) This Agreement and the International Purchase Agreement have been duly executed and delivered by such Selling Shareholder.

               (v) During a period of 90 days from the date of the Prospectuses, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Common Shares or any security convertible into or exchangeable or exercisable for Common Shares, other than to the Underwriters pursuant to the Purchase Agreements.

               (vi) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectuses, the Prospectuses (including the documents incorporated by reference therein) or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, the Registration Statement and such preliminary prospectuses do not, and the Prospectuses and any amendments or supplements thereto will not, as of the applicable effective date or as of the applicable filing date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

               (vii) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (c) Any certificate signed by any officer of the Company or by or on behalf of any Selling Shareholder and delivered, pursuant to this Agreement or the International Purchase Agreement or in connection with the payment of the purchase price and delivery of the certificates for the Initial Securities or the Option Securities, to the U.S. Representatives, the Lead Managers, the U.S. Underwriters or the Managers, or counsel for any of the foregoing, shall be deemed a representation and warranty by the Company or by such Selling Shareholder, as the case may be, to each Representative, Lead Manager, U.S. Underwriter and Manager as to the matters covered thereby.


          SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

          (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders, severally and not jointly, agrees to sell to each U.S. Underwriter, severally and not jointly, the number of Initial U.S. Securities set forth in Schedule C opposite the name of such Selling Shareholder, and each U.S. Underwriter, severally and not jointly, agrees to purchase in the aggregate from each of the Selling Shareholders, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders indicated on Schedule C hereto hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to the additional number of Common Shares set forth in Schedule C at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to the Selling Shareholders setting forth the number of Option U.S. Securities as to which the several U.S. Underwriters are then exercising the option and the U.S. time and date of payment and delivery for such Option U.S. Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representatives, but shall not be earlier than two nor later than seven full business days after the exercise of said option in writing, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option U.S. Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option U.S. Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the U.S. Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. If the option is exercised as to less than all of the Option U.S. Securities, the Selling Shareholders will sell additional Common Shares to the U.S. Underwriters pro rata on the basis of the number of Common Shares set forth in Schedule C.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Securities shall be made in immediately available funds at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, or at such other place as shall be agreed upon by the U.S. Representatives, the Company and the Selling Shareholders, at 9:00 A.M. on the third (fourth, if the pricing occurs after 4:30 P.M. on any given day) business day after the date of pricing (unless postponed in accordance with the provisions of Section 10 or 11), or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

          In addition, in the event that any or all of the Option U.S. Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such Option U.S. Securities shall be made at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, or at such other place as shall be agreed upon by the U.S. Representatives, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the U.S. Representatives to such Selling Shareholders. All payments shall be made to each of the Selling Shareholders in immediately available funds payable to the order of such Selling Shareholder against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the Option U.S. Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as a U.S. Representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the Option U.S. Securities, if any, to be purchased by any U.S. Underwriter whose payment has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

          (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the Option U.S. Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the Option U.S. Securities, if any, will be made available for examination and packaging by the U.S. Representatives in the City of New York not later than 10:00 A.M. on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.


          SECTION 3.  COVENANTS OF THE COMPANY.

          The Company covenants with each U.S. Underwriter as follows:

          (a) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the U.S. Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the U.S. Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the U.S. Representatives or counsel for the U.S. Underwriters shall reasonably object.

          (c) The Company has furnished or will deliver to the U.S. Representatives and counsel to the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this

     Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
     Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

          (f) The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the U.S. Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the U.S. Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or to amend its Memorandum of Association or Bye-laws. In each jurisdiction in which the U.S. Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (i) During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of any Common Shares or any security convertible into or exchangeable or exercisable for Common Shares (except for Common Shares or options or rights to acquire Common Shares issued pursuant to reservations, agreements, stock option plans or the exercise of convertible securities, in each case as referred to in the Prospectuses (including the documents incorporated by reference therein)) other than offers to sell and sales to the Underwriters pursuant to the Purchase Agreements.

          (j) The Company will use its reasonable best efforts to cause each director of the Company and each officer of the Company listed in Schedule D hereto to deliver to the Underwriters his written agreement, in substantially the form attached hereto as Exhibit A, that he will not, without the prior written consent of Merrill Lynch, for a period of 90 days from the date of the Prospectuses, directly or indirectly, offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of any Common Shares (or any securities convertible into or exercisable or exchangeable for Common Shares) (other than to the Company pursuant to the stock option plans of the Company), except as may be expressly provided otherwise in said Exhibit A.

          (k) At the Closing Time, the Company will effect the conversion (the "Conversion") of the Diluted Voting Class I Common Shares (the "DVI Shares") and the Diluted Voting Class II Common Shares (the "DVII Shares") of the Company being sold by certain of the Selling Shareholders pursuant hereto into full voting Common Shares of the Company on a one-for-one basis and hereby acknowledges that the notice required pursuant to Section 4 of Schedule A to Amended and Restated Bye-laws of the Company has been given.


          SECTION 4.  PAYMENT OF EXPENSES.

          The Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement (or reimburse the Selling Shareholders to the extent any such expenses are paid by the Selling Shareholders), including (i) the printing and filing of, and delivery to the U.S. Underwriters of copies of, the Registration Statement (including the consolidated financial statements of the Company and exhibits), as originally filed and as amended, (ii) the printing and distribution of this Agreement, any agreement among U.S. Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of U.S. Securities, (iii) the preparation, issuance and delivery of the certificates for the U.S. Securities to the U.S. Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon the sale of the U.S. Securities to the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants and each of the Selling Shareholders' respective counsel, (v) the qualification of the U.S. Securities under securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the U.S. Underwriters of copies of the preliminary prospectus, any Term Sheets and the Prospectuses and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the filing fee of the NASD and (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, if any.

          If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11, the Company shall reimburse the U.S. Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

          The foregoing provisions of this Section shall not affect any agreement which the Company and the Selling Shareholders may make for the allocation or sharing of such expenses and costs.


          SECTION 5.  CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS.

          The obligations of the several U.S. Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company and the Selling Shareholders, to the performance by the Company and the Selling Shareholders of their obligations hereunder, to the Conversion having been effected and to the following further conditions:

          (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 P.M. on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A

     Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A). If the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) At Closing Time the U.S. Representatives shall have received:

               (1) The opinion, dated as of Closing Time, of Willkie Farr & Gallagher, counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, to the effect that:

                         (i) The authorized capital stock of the Company
               conforms in all material respects as to legal matters to the description thereof contained or incorporated by reference in the Prospectuses with respect to the description of the Company's capital stock.

                         (ii) To the best of such counsel's knowledge and
               information, the issuance of the Securities is not subject to preemptive or other similar rights under the Memorandum of Association or Bye-laws of the Company or pursuant to any agreement or instrument required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or included in any document incorporated by reference therein, whether or not described or filed as required, as the case may be.

                         (iii) To the best of such counsel's knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act other than holders who have waived such rights or will not have such rights for the 90-day period after the date of the Prospectuses and have waived their rights with respect to the inclusion of their securities in the Registration Statement.

                         (iv) The Registration Statement, including any Rule
               462(b) Registration Statement, was declared effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) under the 1933 Act has been made in accordance with Rule 424(b) under the 1933 Act.

                         (v) The Registration Statement, including any Rule
               462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, and the Prospectuses, as of their respective effective or issue dates (other than (a) the consolidated financial statements of the Company and notes thereto and the related schedules included therein and other financial data and information included therein and (b) statistical data included therein found in or derivable from the financial or accounting records of the Company, in each case as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The documents incorporated by reference in the Registration Statement, including any Rule 462(b) Registration Statement (other than (a) the consolidated financial statements of the Company and notes thereto and the related schedules included therein and other financial data and information included therein and (b) statistical data included therein found in or derivable from the financial or accounting records of the Company, in each case as to which we express no opinion, and except to the extent that any statement therein is modified or superseded in the Registration Statement), as of the dates they were filed with the Commission, comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                         (vi) The Common Shares conform to the description
               thereof contained or incorporated by reference in the Prospectuses, and the form of certificate used to evidence the Common Shares complies with all applicable U.S. statutory requirements.

                         (vii) Such counsel confirms that the statements under the caption "Certain Tax Considerations - Taxation of the Company, Renaissance Reinsurance and Glencoe - United States" and "Certain Tax Considerations - Taxation of Shareholders - United States Taxation of U.S. and Non-U.S. Shareholders" in the Prospectuses address all material U.S. Federal income tax considerations affecting the Company and holders of Common Shares (other than those tax considerations that depend on circumstances specific for such holders) and the statements of law contained therein are accurate in all material respects and such discussion reflects the opinion of such counsel with respect to the matters of law referred to therein.

                         (viii) The descriptions in the Prospectuses of U.S.
               insurance statutes and regulations set forth under the caption "Business--Regulation" are accurate in all material respects and fairly summarize in all material respects the information required to be shown and such counsel does not know of any U.S. insurance statutes or regulations required to be described in the Prospectuses that are not described as required.

                         (ix) No authorization, approval, consent or order of
               any U.S. court or governmental authority or agency is required in connection with the offering or sale of the Securities to the Underwriters hereunder and under the International Purchase Agreement, except such as have been obtained and made under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and such as may be required under state or foreign securities laws (as to which counsel need express no opinion).

                         (x) To the best of such counsel's knowledge and
               information, (i) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described, referred to or incorporated by reference (including the exhibits to any such documents so incorporated by reference) therein and (ii) the descriptions thereof or references thereto are correct in all material respects.

                         (xi) To the best of such counsel's knowledge and
               information, there are no U.S. legal or governmental proceedings pending or threatened against the Company or any Subsidiary which are required to be disclosed in the Registration Statement, other than those disclosed or incorporated by reference (including the exhibits to any such documents so incorporated by reference) therein, and all pending U.S. legal or governmental proceedings to which the Company or any Subsidiary is a party or to which any of their properties is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, as applicable, when considered in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                         (xii) To the best of such counsel's knowledge and information, the execution, delivery and performance of this Agreement and the International Purchase Agreement, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, do not and will not at the Closing Time conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement whether or not described or filed as required, as the case may be, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of (A) the provisions of any applicable U.S. law, (B) any U.S. administrative regulation or (C) any U.S. administrative or court decree, known to them.

                    (xiii) The information incorporated by reference in the Prospectuses describing any legal proceedings involving the Company or the Subsidiaries, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

                    (xiv) Neither the Company nor any Subsidiary is required to be registered as an "investment company" under the Investment Company Act.

          In rendering their opinions as aforesaid, Willkie Farr & Gallagher may rely, as to factual matters, on written certificates of officers of the Company and, as to matters of Bermuda law, on the opinion of Conyers, Dill & Pearman, dated as of the Closing Time; provided that (1) you are notified in advance of Willkie Farr & Gallagher's intention to rely on the opinion of Conyers, Dill & Pearman, (2) such reliance is expressly authorized by such opinion so relied upon and such opinion is delivered to the U.S. Representatives and is reasonably satisfactory to them and their counsel, and (3) Willkie Farr & Gallagher shall state in their opinion that they believe that they and the U.S. Representatives are justified in relying on such opinion of Conyers, Dill & Pearman.

               (2) The opinion, dated as of Closing Time, of Conyers, Dill & Pearman, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, to the effect that:

                         (i) Each of the Company and the Subsidiaries has been
               duly incorporated and is validly existing and in good standing as a company under the laws of Bermuda.

                         (ii) The Company has all corporate power and authority
               necessary to own, lease and operate its properties, to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Purchase Agreement and the International Purchase Agreement.

                         (iii) To the best of such counsel's knowledge,
               Renaissance Reinsurance is licensed as a Class 4 general insurer in Bermuda under the Insurance Act 1978 of Bermuda.

                         (iv) All of the issued and outstanding common shares of
               each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable. All of the common shares of Renaissance Reinsurance and a majority of the common shares of Glencoe Insurance are owned of record by the Company.

                         (v) All of the outstanding Common Shares of the Company
               have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any shareholder of the Company contained in the Company's Memorandum of Association or Bye-laws or any agreement among the Company's shareholders.

                         (vi) Neither the Memorandum of Association or Bye-laws
               of the Company, nor any schedules thereto, limit the power of the Company to convert the DVI Shares and the DVII Shares to full voting Common Shares of the Company, and no consents or other actions by or on behalf of the Company are required to permit the Conversion.

                         (vii) This Agreement and the International Purchase
               Agreement have each been duly authorized, executed and delivered by the Company.

                         (viii) To the best of such counsel's knowledge and
               information, each Subsidiary is duly licensed or authorized to carry on its insurance and reinsurance business in Bermuda pursuant to the Insurance Act 1978 of Bermuda (as amended) in accordance with their respective registrations; to the best knowledge of such counsel, all such licenses and authorizations are in full force and effect and no proceedings are pending or threatened seeking the revocation or limitation thereof, except in any such cases where the failure by any Subsidiary to be so licensed or authorized would not (either individually or in the aggregate) have a Material Adverse Effect.

                         (ix) To the best of such counsel's knowledge and
               information, the execution, delivery and performance of this Agreement and the International Purchase Agreement, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, do not and will not result in any violation of (A) the provisions of the Memorandum of Association or Bye-laws of the Company or (B) any applicable Bermuda law.

                         (x) The statements in the Prospectuses (including the
               documents incorporated by reference therein) under the captions "Business--Regulation--Bermuda" and "Certain Bermuda Law Considerations," to the extent that such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                         (xi) The descriptions set forth or incorporated by
               reference in the Prospectuses of Bermuda insurance statutes and regulations are accurate in all material respects and fairly summarize in all material respects the information required to be shown and such counsel does not know of any Bermuda insurance statutes or regulations required to be described in the Prospectus that are not described as required.

               (3) The opinion, dated as of the Closing Time, of Willkie Farr & Gallagher, counsel for Warburg, Pincus Investors, L.P. ("Warburg"), in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, to the effect that:

                     (i) Warburg has the partnership power and authority
               necessary to execute and deliver this Agreement and the International Purchase Agreement and to perform its obligations hereunder and thereunder.

                    (ii) To the best of such counsel's knowledge and
               information, the execution, delivery and performance of this Agreement and the International Purchase Agreement by Warburg, the consummation by Warburg of the transactions contemplated herein and therein and the compliance by Warburg with its obligations hereunder and thereunder do not and will not at the Closing Time conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Warburg is bound and which is material to the transactions contemplated herein or therein, nor will such action result in any violation of (A) the partnership agreement or other governing documents of Warburg, (B) the provisions of any applicable U.S. federal or New York State law,
               (C) any U.S. federal or New York State administrative regulation or (D) any U.S. federal or New York State administrative or court decree, known to them.

                   (iii) Each of this Agreement and the International Purchase Agreement has been duly authorized, executed and delivered on behalf of Warburg.

                    (iv) No authorization, approval, consent or order of any
               U.S. federal or New York State court or governmental authority or agency is required in connection with the execution and delivery of this Agreement and the International Purchase Agreement by Warburg and the offering, sale and delivery of the Securities to be sold by Warburg hereunder and thereunder, except such as have been obtained and made under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and such as may be required under state or foreign securities laws or the by-laws or rules of the NASD (as to all of which counsel need express no opinion).

                    (v) Upon the purchase by the Underwriters of the Securities to be sold by Warburg in accordance with the terms and conditions of this Agreement and the International Purchase Agreement, good and valid title to such Securities, free and clear of all liens, encumbrances or other adverse claims, will be transferred to each of the Underwriters, assuming that the Underwriters purchase such Securities in good faith and without notice of any adverse claim within the meaning of the New York Uniform Commercial Code.

          In rendering their opinions as aforesaid, Willkie Farr & Gallagher may rely, as to factual matters, on written certificates of officers of Warburg respecting ownership of, and any liens, encumbrances, equities or adverse claims on, the Securities sold by Warburg; provided that (1) copies of such certificates are provided in advance to the U.S Representatives and (2) Willkie Farr & Gallagher shall state in their opinion that they believe that they and the U.S. Representatives are justified in relying on such certificates.

               (4) The opinion, dated as of the Closing Time, of Dewey Ballantine LLP, counsel for GE Investment Private Placement Partners I-Insurance, Limited Partnership ("GE Investment") and PT Investments, Inc. ("PT Investments"), in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, to the effect that:

                     (i) Each of GE Investment and PT Investments has the
               partnership or corporate, as the case may be, power and authority necessary to execute and deliver this Agreement and the International Purchase Agreement and to perform its obligations hereunder and thereunder.

                    (ii) To the best of such counsel's knowledge and
               information, the execution, delivery and performance of this Agreement and the International Purchase Agreement by each of GE Investment and PT Investments, the consummation by each of GE Investment and PT Investments of the transactions contemplated herein and therein and the compliance by each of GE Investment and PT Investments with their respective obligations hereunder and thereunder do not and will not conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which GE Investment or PT Investments is bound and which is material to the transactions contemplated herein or therein, nor will such action result in any violation of (A) the partnership agreement, charter or by-laws or other governing documents of GE Investment or PT Investments, (B) the provisions of any applicable U.S. federal or New York State law, (C) any U.S. federal or New York State administrative regulation or (D) any U.S. federal or New York State administrative or court decree, known to them.

                    (iii) Each of this Agreement and the International Purchase Agreement has been duly authorized, executed and delivered on behalf of each of GE Investment and PT Investments.

                    (iv) No authorization, approval, consent or order of any
               U.S. federal or New York State court or governmental authority or agency is required in connection with the execution and delivery of this Agreement and the International Purchase Agreement by GE Investment or PT Investments and the offering, sale and delivery of the Securities to be sold by GE Investment or PT Investments hereunder and thereunder, except such as have been obtained and made under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and such as may be required under state or foreign securities laws or the by-laws or rules of the NASD (as to all of which counsel need express no opinion).

                    (v) Upon the purchase by the Underwriters of the Securities to be sold by GE Investment and PT Investments in accordance with the terms and conditions of this Agreement and the International Purchase Agreement, good and valid title to such Securities, free and clear of all liens, encumbrances or other adverse claims, will be transferred to each of the Underwriters, assuming that the Underwriters purchase such Securities in good faith and without notice of any adverse claim within the meaning of the New York Uniform Commercial Code.

          In rendering their opinions as aforesaid, Dewey Ballantine LLP may rely, as to factual matters, on written certificates of officers of each of GE Investment and PT Investments respecting ownership of, and any liens, encumbrances, equities or adverse claims on, the Securities sold by GE Investment or PT Investments, as the case may be; provided that (1) copies of such certificates are provided in advance to the U.S Representatives and
     (2) Dewey

     Ballantine LLP shall state in their opinion that they believe that they and the U.S. Representatives are justified in relying on such certificates.

               (5) The opinion, dated as of the Closing Time, of J. Kendall Huber, Esq., counsel for United States Fidelity and Guaranty Company ("USF&G"), in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, to the effect that:

                     (i) USF&G has the corporate power and authority necessary
               to execute and deliver this Agreement and the International Purchase Agreement and to perform its obligations hereunder and thereunder.

                    (ii) To the best of such counsel's knowledge and
               information, the execution, delivery and performance of this Agreement and the International Purchase Agreement by USF&G, the consummation by USF&G of the transactions contemplated herein and therein and the compliance by USF&G with its obligations hereunder and thereunder do not and will not conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which USF&G is bound and which is material to the transactions contemplated herein or therein, nor will such action result in any violation of (A) the charter and by-laws of USF&G,
               (B) the provisions of any applicable U.S. federal or Maryland law, (C) any U.S. federal or Maryland administrative regulation or (D) any U.S. federal or Maryland administrative or court decree, known to them.

                   (iii) Each of this Agreement and the International Purchase Agreement has been duly authorized, executed and delivered on behalf of USF&G.

                    (iv) No authorization, approval, consent or order of any
               U.S. federal or Maryland court or governmental authority or agency is required in connection with the execution and delivery of this Agreement and the International Purchase Agreement by USF&G and the offering, sale and delivery of the Securities to be sold by USF&G hereunder and thereunder, except such as have been obtained and made under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and such as may be required under state or foreign securities laws or the by-laws or rules of NASD (as to all of which counsel need express no opinion).

                    (v) Upon the purchase by the Underwriters of the Securities to be sold by USF&G in accordance with the terms and conditions of this Agreement and the International Purchase Agreement, good and valid title to such Securities, free and clear of all liens, encumbrances or other adverse claims, will be transferred to each of the Underwriters, assuming that the Underwriters purchase such Securities in good faith and without notice of any adverse claim within the meaning of the Maryland Uniform Commercial Code.

          In rendering his opinions as aforesaid, J. Kendall Huber, Esq. may rely, as to factual matters, on written certificates of officers of USF&G respecting ownership of, and any liens, encumbrances, equities or adverse claims on, the Securities sold by USF&G ; provided that (1) copies of such certificates are provided in advance to the U.S Representatives and (2) J. Kendall Huber, Esq. shall state in his opinion that he believes that he and the U.S. Representatives are justified in relying on such certificates.

               (6) The opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Underwriters, to the effect that:

                         (i) To the best of such counsel's knowledge, the
               issuance of the Securities is not subject to preemptive or other similar rights.

                         (ii) The Registration Statement was declared effective
               under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) under the 1933 Act has been made in accordance with Rule 424(b) under the 1933 Act.

                         (iii) The Registration Statement, as of its effective
               date, and the Prospectuses, as of the date of such Prospectuses, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder and that the documents incorporated by reference in the Registration Statement complied as to form when filed in all material respects with the requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to (a) the financial statements or other financial data or (b) the statistical data found in or derivable from the financial or accounting records of the Company, in each case contained or incorporated by reference in the Registration Statement, the Prospectuses or the documents incorporated by reference in the Registration Statement.

                         (iv) The Common Shares conform in all material respects
               as to legal matters to the description thereof contained or incorporated by reference in the Prospectuses.

     In rendering those opinions above, Simpson Thacher & Bartlett may rely, as to factual matters, on written certificates of officers of the Company and, as to matters governed by the laws of Bermuda, on the opinion of Conyers, Dill & Pearman.

               (7) Willkie Farr & Gallagher and Simpson Thacher & Bartlett shall each additionally state, in their respective opinions, that although such counsel has not undertaken to determine independently and, therefore, does not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectuses (or in the documents incorporated by reference therein) and takes no responsibility therefor, such counsel has participated in discussions and meetings with officers and other representatives of the Company and discussions with the auditors for the Company in connection with the preparation of the Registration Statement and the Prospectuses. Each such counsel shall state that nothing has come to such counsel's attention that has caused such counsel to believe that
          (i) the Registration Statement, including the Rule 430A Information and the Rule 434 Information, if applicable, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectuses, as of the date of such Prospectuses and at Closing Time, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that in each case such counsel need not express any belief with respect to (a) the consolidated financial statements of the Company and notes thereto and the related schedules and other financial data and information and (b) statistical data found in or derivable from the financial or accounting records of the Company, in each case contained in the Registration Statement or the Prospectuses (or the documents incorporated by reference therein).

          (c) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectuses, any material adverse change in the financial condition, earnings, business or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Senior Vice President of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time,
     (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument which is reasonably expected to have a Material Adverse Effect and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (d) At the time of the execution of this Agreement, the U.S. Representatives shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectuses.

          (e) At Closing Time, the U.S. Representatives shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
     (d) of this Section, except that the specified date referred to shall be a date not more than three days prior to Closing Time.

          (f) At Closing Time, the Securities shall have been approved for listing on the NYSE.

          (g) At Closing Time, you shall have received from the Company, each Selling Shareholder and the officers and directors of the Company, a letter, in the form attached hereto as Exhibit A, pursuant to which each such person shall agree not to, for a period of 90 days after the date of the Prospectuses (except as may be expressly provided otherwise in said Exhibit A), without the prior written consent of Merrill Lynch (which consent may be withheld in the sole discretion of Merrill Lynch), offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for such Common Shares.

          (h) At Closing Time and at each Date of Delivery, if any, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

          (i) At Closing Time, the U.S. Representatives shall have received a certificate of a general partner or executive officer of each Selling Shareholder on behalf of such Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

          (j) In the event the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option U.S. Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company and the Selling Shareholders hereunder shall be true and correct in all material respects as of each Delivery Date, and the U.S. Underwriters shall have received:

               (1) A certificate, dated such Delivery Date, of the President or a Senior Vice President of the Company on behalf of the Company confirming that the certificate delivered at Closing Time pursuant to

          Section 5(c) hereof remains true as of such Delivery Date.

               (2) A certificate, dated such Delivery Date, of a general partner or executive officer of each Selling Shareholder on behalf of such Selling Shareholder confirming that the certificate delivered on behalf of such Selling Shareholder at the Closing Time pursuant to
          Section 5(i) hereof remains true and correct as of such Delivery Date.

               (3) The opinions of each of Willkie Farr & Gallagher, counsel for the Company and Warburg, Dewey Ballantine LLP, counsel for GE Investment and PT Investments, and J. Kendall Huber, Esq., counsel for USF&G, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated such Delivery Date, relating to the Option U.S. Securities and otherwise to the same effect as the opinions required by subsections 5(b)(1), 5(b)(3), 5(b)(4) and/or 5(b)(5), as applicable, and the statement of Willkie Farr & Gallagher required by subsection 5(b)(7) hereof, revised to reflect the sale of Option U.S. Securities.

               (4) The opinions of Conyers, Dill & Pearman, counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated such Delivery Date, relating to the Option U.S. Securities and otherwise to the same effect as the opinion required by subsection 5(b)(2), revised to reflect the sale of Option U.S. Securities.

               (5) The opinion of Simpson Thacher & Bartlett, counsel for the U.S. Underwriters, dated such Delivery Date, to the same effect as the opinions required by subsection 5(b)(6) and the statement required by subsection 5(b)(7) hereof, revised to reflect the sale of Option U.S. Securities.

               (6) A letter from Ernst & Young in form and substance reasonably satisfactory to the U.S. Underwriters, dated such Delivery Date, substantially the same in form and substance as the letter furnished to the U.S. Underwriters pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section shall be a date not more than three days prior to such Delivery Date.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.


          SECTION 6.  INDEMNIFICATION.

          (a) The Company and each Selling Shareholder, severally and not jointly, agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each officer and director of each U.S. Underwriter and of any such controlling person to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that such settlement is effected with the written consent of the Company or, if applicable, any indemnifying Selling Shareholder; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, and such expenses shall be reimbursed as such expenses are incurred upon requests from the U.S. Underwriters from time to time;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); provided, further, that each Selling Shareholder agrees to indemnify and hold harmless each U.S. Underwriter as provided above, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto); provided, further, that the liability of any Selling Shareholder for indemnification under this Section 6(a) shall be limited to an amount equal to the net proceeds (after deducting the Underwriters' discount) received by such Selling Shareholder from the sale of U.S. Securities pursuant to this Agreement; and provided, further, the foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or any person controlling such U.S. Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the U.S. Securities if a copy of the U.S. Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto in compliance with Section 3(b) of this Agreement) was not sent or given by or on behalf of such U.S. Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such U.S. Securities to such person and if the U.S. Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder, the officers and directors of each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) or (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through Merrill Lynch, or by any Manager through Merrill Lynch International, expressly for use in the Registration Statement (or any amendment thereto), such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company or the indemnified Selling Shareholder, as appropriate. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall any indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties not having actual or potential differing interests with it or among any other indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.


          SECTION 7.  CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of losses, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand from the offering of the U.S. Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the Prospectuses, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

          The relative fault of the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Shareholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, (a) each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director and each officer of the Company who signed the Registration Statement, (b) each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and (c) each officer and director of each Selling Shareholder, and each person who controls such Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as such Selling Shareholder. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

          The provisions of this Section shall not affect any contribution agreement among the Company and the Selling Shareholders, as among them.

          Notwithstanding the provisions of this Section 7, no Selling Shareholder shall be required to contribute any amount in excess of the amount equal to the net proceeds (after deducting the Underwriters' discount) received by such Selling Shareholder from the sale of U.S. Securities pursuant to this Agreement.


          SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                         TO SURVIVE DELIVERY.

          All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or of the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

          SECTION 9.  TERMINATION OF AGREEMENT.

          (a) The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings, business or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities or (iii) if trading in any of the securities of the Company have been suspended or limited by the Commission, or if trading generally on either the NYSE or the NASDAQ National Market system has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by federal or New York authorities or (v) if there has occurred any change or development involving a prospective change in national or international political, financial or economic condition, which in the reasonable opinion of the U.S. Representatives, is likely to have a material adverse effect on the market for the Securities.

          (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4, 6 and 7 and, to the extent relevant to the survival of Sections 6 and 7, Section 1.

          (c) This Agreement may also terminate pursuant to the provisions of
Section 2, with the effect stated in such Section.


          SECTION 10.  DEFAULT BY ONE OR MORE OF THE
                          UNDERWRITERS.

          If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Initial U.S. Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the nondefaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters; or

          (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, the U.S. Representatives, the Selling Shareholders or the Company shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.


          SECTION 11.  DEFAULT BY ONE OR MORE OF THE SELLING
                       SHAREHOLDERS.

          If one or more of the Selling Shareholders shall fail at Closing Time to sell and deliver the number of Initial U.S. Securities or Option U.S. Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder (the "Selling Shareholder Defaulting Securities"), the non-defaulting Selling Shareholders shall have the right within 24 hours thereafter to make arrangements for one or more of the non-defaulting Selling Shareholders to sell all, but not less than all, of the Selling Shareholder Defaulting Securities in such amounts as may be agreed upon and upon the terms herein set forth; if the non-defaulting Selling Shareholders have not completed such arrangements within such 24-hour period, then the U.S. Underwriters may, at their option, by notice from the U.S. Representatives to the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party if the sum of the Selling Shareholder Defaulting Securities under this Agreement and the Selling Shareholder Defaulting Securities as defined in the International Purchase Agreement exceeds 100,000 shares or (b) elect to purchase the Initial U.S. Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder.

If more than one of the non-defaulting Selling Shareholders want to sell, in the aggregate, a number of additional Common Shares in excess of the number of Selling Shareholder Defaulting Securities, each of such non-defaulting Selling Shareholders shall sell such additional Common Shares pro rata on the basis of the number of Common Shares being sold by them as listed on Schedule C.

          In the event of a default by any Selling Shareholder as referred to in this Section, each of the U.S. Representatives and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

          No action taken pursuant to this Section shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.


          SECTION 12.  NOTICES.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives in care of Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of David Webb, Managing Director, telecopy number (212) 449-9021 and in care of Alex. Brown at One South Street, Baltimore, Maryland 21202, attention of Michael T. Oakes, telecopy number (410) 895-4585 and in care of Lehman Brothers Inc., 3 World Financial Center, 16th Floor, New York, New York 10285-1100, attention of Robert Lusardi, Managing Director, telecopy number
(212) 526-4986 and in care of Salomon Brothers Inc, Equity Capital Markets, Seven World Trade Center, New York, New York 10048, attention Dominick Lepore, telecopy number (212) 783-2197, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, attention of Peter J. Gordon, Esq., telecopy number (212) 455-2502; notices to the Company shall be directed to it at Sofia House, 48 Church Street, P.O. Box HM 1826, Hamilton HM HX, Bermuda, attention of James N. Stanard, telecopy number (441) 292-9453, with a copy to Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, attention of John S. D'Alimonte, Esq., telecopy number (212) 821-8111; notices to Warburg shall be directed to it at 466 Lexington Avenue, New York, New York 10017, attention of Howard Newman, Managing Director, telecopy number (212) 878-9351, with a copy to Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, attention of John S. D'Alimonte, Esq., telecopy number (212) 821-8111; notices to GE Investment and to PT Investments shall be directed to each of them at 3003 Summer Street, Stamford, Connecticut 06904, attention of Michael M.

Pastore, Esq., Vice President and Associate General Counsel, telecopy number
(203) 326-4177, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, attention of Frederick W. Kanner, Esq., telecopy number (212) 259-6333; notices to USF&G shall be directed to it at 6225 Smith Avenue, Baltimore, Maryland 21209, attention of Dan L. Hale, Executive Vice President and Chief Financial Officer, telecopy number (410) 547-3047, with a copy to J. Kendall Huber, Esq., Legal Department, telecopy number (410) 234-2056.


          SECTION 13.  PARTIES.

          This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company, the Selling Shareholders and their respective successors. Nothing expressed or implied in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company, the Selling Shareholders and their respective successors, and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company, the Selling Shareholders and their respective successors, and such controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of U.S. Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.


          SECTION 14.  GOVERNING LAW AND TIME.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. Specified times of day refer to New York City time. As used herein, the term "business day" means any day on which the NYSE and commercial banks in London are regularly open for business.


          SECTION 15.  CONSENT TO JURISDICTION.

          With respect to any suit, action or proceeding against it arising out of or relating to this Agreement, each of the Company and the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City and State of New York. In addition, each such party irrevocably waives any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          For purposes of any such suit, action or proceeding brought in any of the foregoing courts, each of the Company and the Selling Shareholders agrees to maintain an agent for service of process in the Borough of Manhattan, City and State of New York, at all times while any Securities shall be outstanding, and for that purpose each of the Company and the Selling Shareholders hereby irrevocably designates CT Corporation System, whose office address at the date hereof is 1633 Broadway, 30th Floor, New York, New York, 10019, to receive for and on its behalf service of process in New York. In the event that any such agent for service of process resigns or ceases to serve as the agent of any such party hereunder, each of the Company and the Selling Shareholders agrees to give notice as provided in Section 12 herein of the name and address of any new agent for service of process with respect to it appointed hereunder.

          If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of the Company available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, the Company further irrevocably consents to the service of process on it in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 12 hereof.

          Nothing herein contained shall preclude any party from effecting service of process in any lawful manner or from bringing any suit, action or proceeding in respect of this Agreement in any other state, country or place.


          SECTION 16.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party hereto, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                              Very truly yours,
                              RENAISSANCERE HOLDINGS LTD.


                              By: ________________________________
                                  Title:


                              WARBURG, PINCUS INVESTORS, L.P.

                                    By:  WARBURG, PINCUS & CO.,
                                    General Partner


                                    By: __________________________
                                        Title:


                              GE INVESTMENT PRIVATE PLACEMENT
                              PARTNERS I-INSURANCE, LIMITED PARTNERSHIP

                                    By:  GE INVESTMENT MANAGEMENT
                                         INCORPORATED, General Partner


                                    By: ____________________________
                                        Title:


                              PT INVESTMENTS, INC.


                              By: __________________________________
                                  Title:


                              UNITED STATES FIDELITY AND GUARANTY COMPANY


                              By: ___________________________________
                                  Title:

Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT ALEX. BROWN INCORPORATED
LEHMAN BROTHERS INC.
SALOMON BROTHERS INC

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:
   ---------------------------------------
             Authorized Signatory

For itself and the other U.S. Representatives and on behalf of the other U.S. Underwriters named in Schedule A hereto.

                                  Schedule A


                                                Number of
                                                 Initial
             Underwriters                    U.S. Securities
             ------------                    ----------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...............

BT Alex. Brown Incorporated............

Lehman Brothers Inc....................

Salomon Brothers Inc...................





Total..................................          3,200,000
                                                 =========

                                  Schedule B


                                3,200,000 Shares

                          RENAISSANCERE HOLDINGS LTD.

                                 Common Shares

                          (Par Value $1.00 Per Share)



     1. The initial public offering price per share for the U.S. Securities, determined as provided in said Section 2, shall be $_____.

     2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above less $____ per share; provided that the purchase price per share for any Option U.S. Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions payable after the Closing Time but before the relevant date of delivery to the Underwriters of the Option U.S. Securities.

                                   Schedule C


                                         Number of              Number of
             Selling                   Initial U.S.            Option U.S.
           Shareholder             Securities to be Sold  Securities to be Sold
---------------------------------  ---------------------  ---------------------
Warburg, Pincus Investors, L.P.
GE Investment Private
    Placement Partners I-
     Insurance, Limited
     Partnership
PT Investments, Inc.
United States Fidelity and
    Guaranty Company
Total                                    3,200,000                480,000
                                         =========                =======

                                  Schedule D

                            Officers of the Company
                         to Execute Lock-up Agreement

1.   James A. Stanard
2.   Keith S. Hynes
3.   John M. Lummis
4.   William Riker
5.   David A. Eklund

                               Lock-up Agreement

                                                                       Exhibit A


                                               November ___, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT ALEX. BROWN INCORPORATED
LEHMAN BROTHERS INC.
SALOMON BROTHERS INC
  as U.S. Representatives of the several
  U.S. Underwriters to be named in the
  within-named Purchase Agreement
  c/o Merrill Lynch & Co.
  Merrill Lynch World Headquarters
  North Tower
  World Financial Center
  New York, New York  10281-1305

  MERRILL LYNCH INTERNATIONAL
  BT ALEX. BROWN INTERNATIONAL
  LEHMAN BROTHERS INTERNATIONAL (EUROPE)
  SALOMON BROTHERS INTERNATIONAL LIMITED
    as Lead Managers of the
    several Managers to be named in the within-named
    Purchase Agreement
  c/o Merrill Lynch International
    Ropemaker Place
    25 Ropemaker Street
    London EC27 9LY
    England

  Ladies and Gentlemen:

          The undersigned understands that Merrill Lynch & Co. of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc (collectively, the "U.S. Representatives") propose to enter into a Purchase Agreement (the "U.S. Purchase Agreement") with RenaissanceRe Holdings Ltd., a Bermuda company (the "Issuer"), and the selling shareholders named therein providing for the public offering of shares (the "U.S. Securities") of the Issuer's common shares, par value $1.00 per share (the "Common Shares").

          The undersigned also understands that Merrill Lynch International, BT Alex. Brown International, division of Bankers Trust International PLC, Lehman Brothers International (Europe) and Salomon Brothers International Limited (collectively, the "Lead Managers") propose to enter into a Purchase Agreement (the "International Purchase Agreement," and, collectively with the U.S. Purchase Agreement, the "Purchase Agreements") with the Issuer, and the selling shareholders named therein providing for the public offering of shares (the "International Securities") of the Issuer's Common Shares. The U.S. Securities and the International Securities, collectively, are hereinafter called the "Securities".

          In recognition of the benefit that such offerings will confer upon the value of the Common Shares, and for other good and valuable consideration, the undersigned agrees with each underwriter named in the Purchase Agreements that, during a period of 90 days from and including the date of the Prospectuses (as defined in the Purchase Agreements) the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, any Common Shares (or any securities convertible into or exercisable or exchangeable for Common Shares) (other than to the Company pursuant to the stock option plans of the Company); provided, however, that
                                                      --------  -------
  Messrs. Stanard, Eklund, Hynes, Lummis and Riker may in the aggregate sell up to 150,000 Common Shares after the sixtieth day from the date of the Prospectuses.

                                            Very truly yours,



                                            ____________________________
                                            Name: